Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Power Solutions International, Inc.
Wood Dale, Illinois
We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (No. 333-185096 and 333-191166) of Power Solutions International, Inc. of our report dated May 16, 2019, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
Chicago, Illinois

May 16, 2019